Exhibit 10.1

DEBT CONVERSION AGREEMENT

This Debt Conversion Agreement (the “Agreement”) is made as of the 30th day of June, 2011 by and between iSecureTrac Corp., a Delaware corporation (the “Company”), and Crestpark LP, Inc., a Delaware corporation (the “Debt Holder”).

RECITALS

A.  The Company and the Debt Holder are parties to that certain Credit and Security Agreement, dated October 29, 2007, as amended by that First Amendment to Credit and Security Agreement, dated December 18, 2007 and that Second Amendment to Credit and Security Agreement, dated December 31, 2010 (the “Credit Agreement”) pursuant to which the Debt Holder has lent the Company a total of $14,891,086 pursuant to the terms and conditions thereof and a promissory note, dated December 31, 2010, of the Company in such principal amount (the “Note”) which borrowings are secured by a first priority security interest in all of the assets of the Company subject to a senior security interest held by another lender with respect to certain capital equipment.  As of June 30, 2011, there was a total of $540,978 of accrued and unpaid interest with respect to the Note.

B.  The Company and the Debt Holder are parties to that certain Loan Agreement, dated as of November 10, 2008, and amended by a First Amendment to Loan Agreement, dated as of November 4, 2009, a Second Amendment to Loan Agreement, dated as of August 4, 2010, a Third Amendment to Loan Agreement, dated as of October 8, 2010, and Fourth Amendment to Loan Agreement, dated as of December 31, 2010 (the “Revolver”), pursuant to which the Debt Holder has made up to $1,468,788 available to the Company on a revolving basis to fund the Company’s working capital needs, which borrowings are unsecured.

C.  On the terms and conditions set forth herein, the Debt Holder and the Company desire to (A) convert $12,891,886 of the principal balance of the Note and the $540,978 of interest accrued thereon through June 30, 2011, into 1,221,097 shares of the Company’s Series D 8% Cumulative, Compounding Exchangeable Preferred Stock, par value ($0.01) per share, having the rights and privileges described in the Certificate of Designation thereof as on file with the Secretary of State of the State of Delaware as of the date of this Agreement (the “Series D Preferred Stock”) and (B) convert the $1,217,886 of outstanding borrowings under the Revolver as of June 24, 2011 into 110,717 shares of Series D Preferred Stock.

NOW, THEREFORE, in consideration of the mutual promises set forth herein and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, do agree as follows:

AGREEMENT

Section 1.  Conversion of Debt.

1.1  Partial Conversion of Note into Series D Preferred Stock.  Subject to the terms and conditions hereof, the Debt Holder hereby converts $12,891,086 of the principal amount of the Note and the $540,978 of interest accrued on the Note as of June 30, 2011 into 1,221,097 shares of Series D Preferred Stock.  The remaining $2,000,000 principal balance of the Note shall remain outstanding and shall be treated as borrowings under the “Fixed Tranche” provisions of the Note.  All the terms and conditions of the Credit Agreement and the Note with respect to the remaining $2,000,000 principal balance of the Note will remain in full force and effect after the conversion described in this Section 1.1 and the remaining principal balance of the Note, and the interest accruing thereon, shall continue to be secured by the security interest in the assets of the Company on the terms described in the Credit Agreement.  The Debt Holder hereby waives any notice obligation in connection with the partial prepayment of the Note contemplated by this Agreement.

1.2.  Partial Conversion of Revolver into Series D Preferred Stock.  Subject to the terms and conditions hereof, the Debt Holder hereby converts $1,217,886, representing the entire amount lent by Debt Holder to the Company under the Revolver as of June 24, 2011, into 110,717 shares of Series D Preferred Stock.  As a result of such conversion, the remaining amount available to the Company under the Revolver is $250,902, which the Company may continue to borrow and reborrow in accordance with the terms and conditions of the Revolver, all of which shall remain in full force and effect after the conversion described in this Section 1.2.

1.3.  Issuance of Series D Preferred Stock.  The Company shall deliver a certificate or certificates issued in the name of the Debt Holder, in such denominations as requested by the Debt Holder, for a total of 1,331,814 shares of Series D Preferred Stock in connection with the conversion of debt described in Sections 1.1 and 1.2 hereof.  Such certificate(s) may bear a legend indicating that the issuance thereof has not been registered under the Securities Act of 1933 and applicable state securities laws.

1.4  Amendment of Credit Agreement, Note and Revolver.  This Agreement shall be considered as an amendment to the terms of the Credit Agreement, the Note and the Revolver to the extent, but only to the extent, required to effectuate the provisions hereof.  All other terms and conditions of the Credit Agreement, the Note and the Revolver shall remain in full force and effect.

Additional Conditions.  The following shall also be conditions to the issuance of the shares of Series D Preferred Stock to the Debt Holder in conversion of the obligations of the Company under the Credit Agreement and the Note as described in Section 1.1 hereof:

(a)           An amended and restated Certificate of Designation of the Company’s Series C 8% Cumulative, Compounding Exchangeable Preferred Stock (the “Series C Preferred Stock”) in the form attached hereto as Exhibit A, shall have been duly approved by the Company and by the holder of the outstanding shares of Series C Preferred Stock and duly filed with the State of Delaware;

(b)           The execution and delivery of an Amended and Restated Registration Rights Agreement by and among the Company, the Debt Holder and Mykonos 6420 LP on terms acceptable to the Debt Holder; and

(c)           Each of the representations and warranties of the Company and of the Debt Holder set forth in Sections 2 and 3 hereof, respectively shall be true and complete in all material respects.

Section 2.  Representations and Warranties of the Company. The Company hereby represents and warrants to Debt Holder that:

2.1           Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

2.2           Authorization; No Conflicts; Valid Agreement.  All corporate actions on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the shares of Series D Preferred Stock to the Debt Holder pursuant to the terms hereof have been taken and the delivery and performance of this Agreement does not (a) conflict with the Articles of Incorporation, by-laws or any other organic documents of the Company (b) does not constitute an event of default under or otherwise breach any material agreement by which the Company is bound and (c) does not materially violate or contravene any law, rule, regulation, order, writ or injunction applicable to the Company.  This Agreement constitutes the valid and legally binding obligation of the Company and is enforceable against the Company in accordance with the terms hereof, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or any other laws of general application affecting enforcement of creditors rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.3       Capitalization; Valid Issuance of Shares.  As of the date hereof, the Company has 75,000,000 shares of common stock authorized, of which 10,930,117 shares of common stock are issued and outstanding, and 5,000,000 shares of preferred stock authorized, of which 1,000,000 Series C Preferred Stock shares are issued and outstanding.  The Series C Preferred Stock is exchangeable for 4,782,609 shares of common stock and warrants to acquire 6,287,045 shares of common stock.  As of the date hereof, the Company currently has warrants outstanding that entitle the holders thereof to acquire 658,018 shares of common stock.  Additionally, the Company has outstanding options to purchase 3,197,716 shares of common stock.  The shares of Series D Preferred Stock, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws.  Based in part upon the representations of the Debt Holder in this Agreement, the Series D Preferred Stock will be issued in compliance with all applicable federal and state securities laws.

2.4           Disclosure of Information.  All reports (each an “SEC Report” and collectively, the “SEC Reports”) filed by the Company with the Securities and Exchange Commission (the “SEC”), as of the filing date of such SEC Reports, (a) complied in all material respects with the requirements of the rules and regulations promulgated by the SEC with respect to the SEC Reports and (b) did not contain any untrue statement of a material fact or omit a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which such statements were made.

Section 3.  Representations and Warranties of the Debt Holder. Debt Holder hereby represents and warrants to the Company that:

3.1           Organization, Good Standing.  Debt Holder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

3.2           Authorization; Valid Agreement.  The Debt Holder has full power and authority to enter into this Agreement.  All corporate or other actions on the part of the Debt Holder, and if applicable, its officers, directors, shareholders and/or partners necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations of Debt Holder hereunder have been taken.  This Agreement constitutes the valid and legally binding obligation of the Debt Holder and is enforceable against the Debt Holder in accordance with the terms hereof, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or any other laws of general application affecting enforcement of creditors rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.3           Acquiring Shares Entirely for Own Account.  Debt Holder hereby represents that the shares of Series D Preferred Stock to be issued to Debt Holder hereunder will be acquired for investment for Debt Holder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Debt Holder has no present intention of selling the same.  By executing this Agreement, Debt Holder further represents that Debt Holder does not presently have any contract, undertaking, agreement or arrangement with any person to sell to any of the shares of Series D Preferred Stock to be issued hereunder.

3.4           Accredited Investor.  Debt Holder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and has such knowledge and experience in financial and business matters to be capable of evaluating the risks and merits of the shares of Series D Preferred Stock.

3.5           Disclosure of Information.  The Debt Holder has (i) had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the issuance of the shares of Series D Preferred Stock hereunder with the Company’s management; (ii) has reviewed the SEC Reports available on the SEC's Electronic Data Gathering Analysis, and Retrieval system and conducted such other investigations of the Company as it determined to be necessary, (iii) acknowledges that an investment in the Company involves a number of significant risks, including those normally associated with companies that are in the early stages of their business and that have not operated profitably, (iv) relied exclusively on the foregoing investigation and on the representations and warranties contained in this Agreement in making its investment decision and (v) has not been offered shares of Series D Preferred Stock by any form of advertisement, notice, article or other solicitation, whether broadcast over television, radio, seminar or Internet.

Section 4. Miscellaneous.

4.1  Further Actions.  The Company and Debt Holder agree that in case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties hereto will take such further action (including without limitation, the execution and delivery of such further instruments and documents) as any other party hereto may reasonably request.

4.2  Transfer; Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.3  Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

4.4  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

4.5  Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.6  Amendments.  The terms of this Agreement may be amended or waived only with the written consent of the Company and the Debt Holder.

4.7  Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly cancelled.

4.8 Confidentiality.  Debt Holder acknowledges that any and all information made available to Debt Holder in connection with its review of the Company for purposes of the transactions described herein, to the extent such information has not been publicly disclosed by the Company, is proprietary and confidential, and Debt Holder agrees that it will neither use such information for purposes of buying or selling any securities of the Company nor disclose such information to any third party or except (i) as may be required by law, (ii) for the performance of this Agreement, or (iii) to its advisors, solely for the purpose of reviewing the Company in consideration of the transactions described herein.

IN WITNESS WHEREOF, the parties have executed this Debt Conversion Agreement as of the date first written above.

CRESTPARK LP, INC.

/s/ Heather Kreager
Heather Kreager, Senior Vice President

ISECURETRAC CORP.

/s/ Peter A. Michel
Peter A. Michel., President and Chief Executive Officer